Exhibit 99.1

NEWS RELEASE

Hemisphere Media Group to be Taken Private by Gato Investments LP, a Portfolio Investment of Searchlight Capital Partners, L.P.

5/9/2022

Hemisphere Stockholders to Receive $7.00 Per Share in Cash

MIAMI, May 9, 2022 /PRNewswire/ -- Hemisphere Media Group, Inc. (NASDAQ: HMTV) ("Hemisphere" or the "Company"), a leading pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with prominent broadcast, cable television and digital content platforms, today announced that it has entered into a definitive agreement to be acquired for $7.00 per share in cash by a subsidiary of Gato Investments LP ("Gato"), a portfolio investment of Searchlight Capital Partners, L.P. ("Searchlight"). The offer price per share of common stock represents a premium of approximately 86% over Hemisphere's closing share price on May 6, 2022, the last trading day prior to announcement and a premium of approximately 63% over the 30-day volume weighted average share price for the period ended May 6, 2022. Upon completion of the transaction, Hemisphere will become a private company wholly-owned by Gato.

Concurrently with the entry into the definitive agreement with Gato, Hemisphere entered into a separate agreement to sell Pantaya, the leading Spanish language streaming platform in the U.S., to TelevisaUnivision in exchange for cash plus certain Puerto Rican radio assets including WKAQ AM and KQ105 FM currently owned by TelevisaUnivision. The TelevisaUnivision transaction is subject to customary closing conditions. Hemisphere contemplates using the net cash proceeds from the TelevisaUnivision transaction to promptly prepay Hemisphere's outstanding senior secured term loans.

"We are pleased to have reached this agreement with Gato, which we believe is the right path forward for our organization and delivers immediate value and certainty to stockholders," said Alan Sokol, Chief Executive Officer of Hemisphere. "We have worked tirelessly to create an extraordinary portfolio of assets, and this transaction is a direct reflection of the quality of our networks, growing audience, and premium news and entertainment outlets. As a private company, and with the support of Gato, we will have the ability to make long-term investments in content and innovation that will best serve Hemisphere's audiences."

"We have had a longstanding relationship with Hemisphere and this transaction will provide the Company with enhanced financial flexibility to achieve its goals," said Eric Zinterhofer, founding partner of Searchlight. "Hemisphere is a leader in delivering news and entertainment to its growing audiences. We will continue to partner with the management team at Hemisphere to bring our communities the unique and important content they desire."

Commenting on the transaction with TelevisaUnivision, Mr. Sokol added: "Pantaya will flourish under TelevisaUnivision's ownership. Given the highly competitive video content market environment, the streaming service is best positioned as part of an organization that can provide it with the resources and investment it needs to scale and grow. In addition, Hemisphere's acquisition of certain TelevisaUnivision Puerto Rican radio stations including WKAQ AM and KQ105 FM will be an ideal complement to WAPA, Puerto Rico's leading broadcast network. In addition, post transaction closure we will continue to work closely with the TelevisaUnivision Uforia programming team who will leverage its deep music experience to continue to program the KQ105 FM station."

"The acquisition of Pantaya's digital assets, including renowned titles like 'Senórita 89' and 'A La Mala', is an exciting opportunity to build upon our strategic growth plan as we continue to redefine the global streaming landscape," said TelevisaUnivision President and Chief Transformation Officer Pierluigi Gazzolo. "We look forward to welcoming the Pantaya team, the existing subscribers and having access to the content assets which perfectly complement TelevisaUnivision's industry-leading library."

Additional Transaction Details

A special committee (the "Special Committee") of the Board of Directors of Hemisphere (the "Board"), comprised solely of independent and disinterested directors and advised by its own independent legal and financial advisors, unanimously recommended that the Board approve the transaction and determined it was in the best interests of Hemisphere and its disinterested shareholders. Acting upon the recommendation of the Special Committee, the members of the Board unanimously approved the transaction and recommends that shareholders vote in favor of the transaction.

The merger agreement includes a 30-day "go-shop" period expiring June 7, 2022, during which Hemisphere may actively solicit and consider alternative acquisition proposals. There can be no assurances that the "go-shop" process will result in a superior proposal, and Hemisphere does not intend to communicate developments regarding the process unless and until Hemisphere determines that additional disclosure is required or desirable.

The merger is expected to close in the third quarter of 2022, subject to the satisfaction of customary closing conditions, including approval by Hemisphere stockholders, receipt of certain regulatory approvals and the consummation of the TelevisaUnivision transaction.

Advisors

Moelis & Company LLC and PJT Partners LP are serving as financial advisors and Davis Polk & Wardwell LLP is serving as legal advisor to Hemisphere's Special Committee. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor to Hemisphere.

Searchlight is being advised on the transaction by Latham & Watkins LLP and Gato is being advised by Covington & Burling LLP.

TelevisaUnivision is being advised by Hogan Lovells US LLP.

Financing is being provided by Wells Fargo, Truist Bank, Truist Securities, Inc., Fifth Third Bank, N.A., Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction between the Company and a subsidiary of Gato Investments LP, the Company will file relevant materials with the SEC, including the Proxy Statement, and the parties will jointly file the Schedule 13e-3. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company's website at https://hemispheretv.com/home/default.aspx

Participants in Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company's stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company's directors and executive officers in the Company's definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 1, 2022, or in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 16, 2022, and in other documents filed by the Company with the SEC. You can obtain free copies of these documents from the Company using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended, including statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company's plans, objectives, expectations, and the anticipated timing of the closing of the proposed transaction. When used in this communication, the words "believes," "estimates," "plans," "expects," "should," "could," "outlook," "potential," "forecast," "target" and "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company's stockholders) in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company's common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company's customers, vendors and others with whom it does business; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction agreement entered into in connection with the proposed transaction; (6) risks related to disruption of management's attention from the Company's ongoing business operations due to the proposed transaction; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (10) the ability to meet expectations regarding the timing and completion of the proposed transaction; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; and (12) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company.

About Hemisphere Media Group, Inc.

Hemisphere Media Group, Inc. (HMTV) is a pure-play U.S. media company targeting the high-growth U.S. Hispanic and Latin American markets with leading television, streaming and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, the leading broadcast television network in Puerto Rico, the leading Spanish-language subscription streaming service in the U.S., a Spanish-language content distribution company and has an ownership interest in a leading broadcast television network in Colombia.

About Searchlight

Searchlight is a global private investment firm with over $10 billion in assets under management and offices in New York, London and Toronto. Searchlight seeks to invest in businesses where its long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com

About TelevisaUnivision

As the leading Spanish-language media and content company in the world, TelevisaUnivision features the largest library of owned content and industry-leading production capabilities that power its streaming, digital and linear television offerings, as well as its radio platforms. The Company's media portfolio includes the top-rated broadcast networks Univision and UniMás in the U.S. and Las Estrellas and Canal 5 in Mexico. TelevisaUnivision is home to 36 Spanish- language cable networks, including Galavisión and TUDN, the No. 1 Spanish-language sports network in the U.S. and Mexico. With the most compelling portfolio of Spanish-language sports rights in the world, TelevisaUnivision has solidified its position as the Home of Soccer. TelevisaUnivision also owns and manages 59 television stations across the U.S. and four broadcast channels in Mexico affiliated with 222 television stations, Videocine studio, and Uforia, the Home of Latin Music, which encompasses 57 owned or operated U.S. radio stations, a live event series and a robust digital audio footprint. TelevisaUnivision is home to the global streaming services ViX and Blim TV, which altogether host over 50,000 hours of high-quality, original Spanish-language programming from distinguished producers and top talent. The company's prominent digital assets include Univision.com, Univision NOW, and several top-rated digital apps.

Contacts:

Edelman Financial Communications for Hemisphere Media Group

Danielle O'Brien

917-444-6325

Danielle.obrien@edelman.com

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SOURCE Hemisphere Media Group, Inc.

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